EX-99.23(g)(15)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 30th day of April, 2007, to the Amended and Restated Mutual Fund Custody and Services Agreement effective as of May 1, 2001, (the "Agreement") by and between JNL Variable Fund LLC and JNLNY Variable Fund I LLC (each individually the "Fund") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Fund and the Custodian have entered into the Agreement;

     WHEREAS, to reflect a merger of three funds of JNLNY Variable Fund I LLC (the JNL/Mellon Capital Management DowSM 10 Fund, the JNL/Mellon Capital Management S&P(R) 10 Fund, and the JNL/Mellon Capital Management Global 15 Fund) into one fund of JNL Variable Fund LLC (the JNL/Mellon Capital Management JNL 5
Fund); and

     WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Fund and the Custodian wish to amend the Agreement to reflect the addition of two new funds (the JNL/Mellon Capital Management S&P(R) SMid 60 Fund, and the JNL/Mellon Capital Management NYSE(R) International 25 Fund) to the JNL Variable Fund LLC.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix E of the Agreement in its entirety and substitute it with the Appendix E attached hereto.

     2. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     3. The Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Fund or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

JNL VARIABLE FUND LLC                           MELLON TRUST OF NEW ENGLAND, N.A.
JNLNY VARIABLE FUND I LLC


By: _____/s/ Mark D. Nerud____________          By: ___/s/ Candice Walker______________
Name:    Mark D. Nerud                          Name:    __Candice Walker______________
Title:   President                              Title:   __Vice President______________


                                   APPENDIX E

                                  LIST OF FUNDS
                             (as of April 30, 2007)


                              JNL VARIABLE FUND LLC

                   JNL/Mellon Capital Management DowSM 10 Fund
                   JNL/Mellon Capital Management S&P(R) 10 Fund
                  JNL/Mellon Capital Management Global 15 Fund
                      JNL/Mellon Capital Management 25 Fund
               JNL/Mellon Capital Management Select Small-Cap Fund
                  JNL/Mellon Capital Management Nasdaq(R) 15 Fund
                JNL/Mellon Capital Management Value Line(R) 25 Fund
                JNL/Mellon Capital Management DowSM Dividend Fund
                   JNL/Mellon Capital Management S&P(R) 24 Fund
                     JNL/Mellon Capital Management VIP Fund
                    JNL/Mellon Capital Management JNL 5 Fund
               JNL/Mellon Capital Management JNL Optimized 5 Fund
                 JNL/Mellon Capital Management S&P(R) SMid 60 Fund
            JNL/Mellon Capital Management NYSE(R) International 25 Fund JNL/Mellon Capital Management Communications Sector Fund
            JNL/Mellon Capital Management Consumer Brands Sector Fund
               JNL/Mellon Capital Management Financial Sector Fund
              JNL/Mellon Capital Management Healthcare Sector Fund
               JNL/Mellon Capital Management Oil & Gas Sector Fund
              JNL/Mellon Capital Management Technology Sector Fund

                            JNLNY VARIABLE FUND I LLC

                  JNL/Mellon Capital Management Nasdaq(R) 15 Fund
                JNL/Mellon Capital Management Value Line(R) 25 Fund JNL/Mellon Capital Management DowSM Dividend Fund
                   JNL/Mellon Capital Management S&P(R) 24 Fund